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                                                                    EXHIBIT 21.1


SUBSIDIARIES OF THE COMPANY

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
National-Oilwell, L.P.                                       Delaware
NOW International, Inc.                                      Delaware
          National-Oilwell Canada Ltd.                       Canada
               Technical Sales & Maintenance Ltd.            Canada
          National Oilwell (U.K.) Limited                    UK
               Hitec Drilling & Marine Systems, Ltd.         UK
          National Oilwell de Venezuela C.A.                 Venezuela
          National-Oilwell Pte. Ltd.                         Singapore
          National-Oilwell Pty. Ltd.                         Australia
          Russell Sub-Surface Systems, Ltd.                  UK
          National Oilwell - Netherlands B.V.                Holland
          NOW International Denmark ApS                      Denmark
          P.T. National Oilwell Indonesia                    Indonesia
Dreco Energy Services, Ltd.                                  Canada
          Dreco DHT, Inc.                                    Delaware
          Vector Oil Tool Ltd.                               Canada
          Hitec Systems and Controls, Inc.                   Canada
National Oilwell DHT, L.P.                                   Delaware
Bowen Downhole, Inc.                                         Delaware
National Oilwell Holdings Norway AS                          Norway
          National Oilwell Norway AS                         Norway
          Hitec AS                                           Norway
          Maritime Industry Services AS                      Norway
Bowen Tools, Ltd.                                            Canada
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